Exhibit 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Presents Positive Data from Preclinical Studies of Neuregulins in Cardiac Function

HAWTHORNE, N.Y., July 30, 2008 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) presented data on the company’s neuregulin molecule GGF2 demonstrating improved cardiac function in preclinical models of heart failure. The data also indicated that GGF2 provided more benefit than other neuregulin fragments that were also tested. In preclinical testing, neuregulins have shown the potential to reduce and even reverse dysfunction of congestive heart failure by strengthening and protecting heart muscle cells. Data on GGF2 were presented on July 29 at the Basic Cardiovascular Sciences Conference in Keystone, CO.

“GGF2 represents a potentially novel and exciting therapeutic approach to cardiac damage and heart failure. Prior studies have demonstrated benefits of neuregulins in preclinical models of neurological damage, and we are encouraged by the current studies, which provide confirmatory evidence for GGF2’s therapeutic cardiac effects,” said Andrew R. Blight, Ph.D., Chief Scientific Officer of Acorda. “We are working with our manufacturing partner, CMC ICOS Biologics, to scale up production of GGF2 in preparation for filing an Investigational New Drug, or IND, application to the U.S. Food and Drug Administration. We anticipate filing an IND for GGF2 in late 2009, pending results of toxicology studies.”

These are the first data to directly compare the efficacy of GGF2 with other neuregulin fragments in heart failure models. In addition to showing the superiority of GGF2 to other neuregulin fragments, the data demonstrated GGF2 achieved therapeutic effect with dosing every 48 or 96 hours (previous studies had included administration every 24 hours). The studies also showed sustained improvement in cardiac function for 10 days following treatment, which to date is the longest duration that GGF2 has been followed post-treatment.

GGF2 is the lead molecule in Acorda’s neuregulin program. In preclinical studies, neuregulins have demonstrated potential for neurological and cardiac protection in a number of indications, including models of multiple sclerosis (MS), stroke, cardiotoxicity and congestive heart failure.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. Acorda’s lead clinical product, Fampridine-SR, recently completed a second Phase 3 clinical trial to evaluate its safety and efficacy in improving walking ability in people with MS. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts,

regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain FDA approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, Acorda Therapeutics’ ability to successfully market and sell Fampridine-SR, if approved, and Zanaflex Capsules, competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.